FOURTH AMENDMENT
TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (the “Plan”), as most recently amended and restated effective April 1, 2020 is hereby further amended by this Fourth Amendment effective as of January 1, 2022, as follows:

By adding the following paragraphs in Section C.1-2 Eligibility of Schedule C.1 Retirement Contributions – Certain Participating Affiliates and Section C.2-2 Eligibility of Schedule C.2 Retirement Contributions – MDU Resources Group, Inc. and Certain Participating Affiliates:

Notwithstanding the foregoing, eligible employees of Cascade Natural Gas Corporation, Great Plains Natural Gas Co., Intermountain Gas Company, Knife River Corporation, MDU Construction Services Group, Inc., MDU Resources Group, Inc., Montana-Dakota Utilities Co., WBI Energy, Inc., WBI Energy Midstream, LLC, and WBI Energy Transmission, Inc. who are compensated for 960 hours or more through June 30, 2022 will receive a pro-rata allocation mid-year based on compensation paid through June 30, 2022.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee on this day 17th of August, 2022.

MDU RESOURCES GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

By: /s/ Jason L. Vollmer
Jason L. Vollmer, Chairman